CONSENT OF SEWARD & KISSEL LLP, COUNSEL FOR THE REGISTRANT

We hereby consent to the use of our name and the references to our firm under the caption "Legal Counsel" included or made a part of the initial Registration Statement of the Vericimetry Funds on Form N-1A under the Securities Act of 1933, as amended.

Seward & Kissel LLP

By:  /s/  Bibb L. Strench
               Bibb L. Strench

Washington, DC
July 8, 2011

SK 27340 0002 1210083